Exhibit 10.29

PLEDGE AGREEMENT

This Pledge Agreement (“Agreement”), dated March 22, 2013, is made by ADEX CORPORATION, a New York corporation (the “Pledgor”), in favor of MIDMARKET CAPITAL PARTNERS, INC. (“MCCP”), in its capacity as agent for the lenders under the Loan Agreement referenced below (in such capacity, together with its successors and assigns in such capacity (including any successor “Agent” appointed under the Loan Agreement), the “Secured Party”). Pledgor is a wholly-owned Subsidiary of Borrower (as defined below).  All capitalized terms used herein and not otherwise defined herein shall have the same meanings assigned to such terms in the Loan Agreement.

Background

This Agreement is executed in connection with that certain Loan and Security Agreement of dated as of September 17, 2012 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among InterCloud Systems, Inc. f/k/a Genesis Group Holdings, Inc., a Delaware corporation, as borrower (the “Borrower”), Rives-Monteiro Leasing, LLC, an Alabama limited liability company and Tropical Communications, Inc., a Florida corporation, each as a guarantor, each other Person joined thereto as a guarantor, including Pledgor, the various financial institutions named therein or which hereafter become a party thereto as lenders (collectively, the “Lenders” and each individually a “Lender”) and Secured Party, as Agent to the Lenders.  Pledgor has agreed to execute and deliver this Agreement to Secured Party, in its capacity as Secured Party, to provide additional security for the Obligations as defined and described in the Loan Agreement and the Guarantor Security Documents (the “Obligations”) and owing from time to time to Secured Party, Issuer (as defined below), the Lenders and the other persons holding any of the Obligations from time to time.

NOW THEREFORE, for other good and sufficient consideration, the receipt and sufficiency of which is hereby acknowledged, Pledgor, intending to be legally bound hereby, covenants and agrees as follows:

1.           Pledgor, for the purpose of granting a continuing lien and security interest, does hereby collaterally assign, pledge, deliver and set over to Secured Party, for the ratable benefit of Agent and Lenders party to the Loan Agreement and all other holders of the Obligations thereunder and under the Guarantor Security Documents all of the following property, together with any additions, exchanges, replacements and substitutions therefor, dividends and distributions with respect therefor, and the proceeds thereof (collectively, the “Pledged Collateral”):

(a)   all of the shares of capital stock and other Capital Stock in those corporations listed on Schedule I attached hereto, whether now owned or hereafter acquired by Pledgor or in which Pledgor now or hereafter has any rights, options or warrants, together with all certificates representing such shares and interests and all rights (but none of the obligations) under or arising out of the applicable Organizational Documents of such corporations;

(b)   all of the partnership interests and other Capital Stock in those limited partnerships and general partnerships listed on Schedule I attached hereto, whether now owned or hereafter acquired by Pledgor or in which Pledgor now or hereafter has any rights, options or warrants, together with all certificates representing such interests and all rights (but none of the obligations) under or arising out of the applicable Organizational Documents of such partnerships; including without limitation all rights and remedies of Pledgor as a general partner or limited partner with respect to the respective partnership interests and other equity interests of Pledgor in each such partnership under the respective Organizational Documents of such partnership and under the partnership laws of the state in which each such partnership is organized; and

(c)   all of the membership/limited liability company interests and other Capital Stock in those limited liability companies listed on Schedule I attached hereto, whether now owned or hereafter acquired by Pledgor or in which Pledgor now or hereafter has any rights, options or warrants, together with all certificates representing such interests and all rights (but none of the obligations) under or arising out of the applicable Organizational Documents of such companies; including without limitation all rights and remedies of the applicable Pledgor as a member or manager or managing member with respect to the respective membership interests and other equity interests of Pledgor in each such limited liability company under the respective Organizational Documents of such limited liability company and under the limited liability company laws of the state in which each such limited liability company is organized;

provided that, in each case under the foregoing clauses (a) through (c), the rights relating to the applicable Capital Stock included in the “Pledged Collateral” shall include, without limitation, all of the following rights relating to such Capital Stock, whether arising under the Organizational Documents of the applicable Issuer or under the applicable laws of such Issuer’s jurisdiction of organization relating to the formation, existence and governance of corporations, limited liability companies or partnerships, as applicable: (i) all economic rights (including all rights to receive dividends and distributions), (ii) all voting rights and rights to consent to any particular action(s) by the applicable Issuer, (iii) all management rights with respect to such Issuer, (iv) in the case of any Pledged Collateral consisting of a general partner interest in a partnership, all powers and rights as a general partner with respect to the management, operations and control of the business and affairs of the applicable Issuer, (v) in the case of any Pledged Collateral consisting of the membership/limited liability company interests of a managing member in a limited liability company, all powers and rights as a managing member with respect to the management, operations and control of the business and affairs of the applicable Issuer, (vi) all rights to designate or appoint or vote for or remove any officers, directors, manager(s), general partner(s), managing member(s) and/or any members of any board of members/managers/partners/directors that may now or hereafter have any rights to manage and direct the business and affairs of the applicable Issuer under its Organizational Documents as in effect from time to time, (vii) all rights to amend the Organizational Documents of such Issuer, (viii) in the case of any Pledged Collateral consisting of Capital Stock in partnership or limited liability company, Pledgor’s status as a “partner”, general or limited, or “member” (as applicable) under the applicable Organizational Documents and/or applicable state law and (ix) all certificates evidencing any of the foregoing described Pledged Collateral (all of the foregoing, the “Related Rights”).  Notwithstanding the foregoing, in each case under the foregoing clauses (a) through (c), the rights relating to the applicable Capital Stock included in the “Pledged Collateral” shall not include more than 65% of the common voting Capital Stock of any Foreign Subsidiary of the Pledgor.

2.           The pledge and security interest described herein shall continue in effect to secure all Obligations under the Loan Agreement and the Guarantor Security Documents from time to time incurred or arising unless and until such Obligations have been paid and satisfied in full and all commitments of Agent and the Loan Agreement has been terminated.

3.           Pledgor hereby represents and warrants, as of the date hereof, that:

(a)   Except as pledged herein, Pledgor has not sold, assigned, transferred, pledged or granted any option or security interest in or otherwise hypothecated the Pledged Collateral in any manner whatsoever, and the Pledged Collateral is pledged herewith free and clear of any and all liens, security interests, encumbrances, claims, pledges, restrictions, legends, and options other than Permitted Encumbrances;

(b)   Pledgor has the full power and authority to execute, deliver, and perform under this Agreement and to pledge the Pledged Collateral hereunder. Pledgor is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and the execution, delivery and performance by Pledgor of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate, limited liability company, partnership or other action (including, as applicable, all necessary board and/or equityholder(s) approvals), as the case may be;

(c)   This Agreement constitutes the valid and binding obligation of Pledgor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditor’s rights generally, and the pledge of the Pledged Collateral referred to herein is not in violation of and shall not create any default under any material contract;

(d)   The pledge of the Pledged Collateral referred to herein is not in violation, and shall not create any default under any Organizational Documents, of any corporation, limited partnership, general partnership or limited liability company listed on Schedule I attached hereto (as such Schedule may be amended and/or updated from time to time in accordance herewith) (each such corporation, limited partnership, general partnership or limited liability company an “Issuer”).  “Organizational Documents” means, with respect to any Issuer, any charter, articles or certificate of incorporation, certificate of organization, registration or formation, certificate of partnership or limited partnership, bylaws, operating agreement, limited liability company agreement, or partnership agreement and any and all other applicable documents relating to such Issuer’s formation, organization or entity governance matters (including any shareholders’ or equity holders’ agreement or voting trust agreement) and specifically includes, without limitation, any certificates of designation for preferred stock or other forms of preferred equity;

(e)   The Pledged Collateral has been duly and validly authorized and issued by the Issuer thereof and, if applicable, such Pledged Collateral is fully paid for and non-assessable;

(f)   Pledgor is pledging hereunder one hundred percent (100%) of the Pledgor’s interest and ownership in each of the Issuers listed on Schedule I attached hereto except with respect to each Issuer that is a Foreign Subsidiary, as to which Pledgor is pledging no more than 65% of Pledgor’s interest and ownership therein;

(g)   Contemporaneously with the execution hereof, Pledgor is delivering to Secured Party all certificates representing or evidencing the Pledged Collateral, if any, accompanied by duly executed instruments of transfer or assignments in blank, to be held by Secured Party; and

(h)   Contemporaneously with (or prior to) the execution hereof, Pledgor is delivering to Secured Party a copy of the Organizational Documents (as of the date hereof) of each Issuer.

4.           Pledgor hereby irrevocably instructs each Issuer to comply with any instructions originated by Secured Party with respect to the interests of Pledgor in such Issuer without further consent of Pledgor, and Pledgor agrees that the Issuer shall be fully protected in so complying, other than as a result of the gross negligence or willful misconduct of Secured Party.  Pledgor acknowledges and agrees that Secured Party shall be authorized at any time to provide a copy of this Agreement to any Issuer as evidence that Secured Party has given the foregoing instructions.  Pledgor hereby covenants and agrees that Pledgor shall cause each Issuer listed on Schedule I from time to time that (x) is not a corporation and (y) has not issued certificates to evidence the equity interests issued by such Issuer and pledged pursuant to this Agreement (each such Issuer an “Applicable Issuer”) to register the security interest granted hereunder on its books and records and to deliver to Secured Party a Pledge Acknowledgment, substantially in the form of Exhibit A attached hereto, wherein such Applicable Issuer shall acknowledge that it has been instructed to and shall comply with any instructions originated by Secured Party with respect to the interests of Pledgor in such entity without further consent of the Pledgor.

5.           With respect to any non-corporate Issuer (the “Non-Corporate Issuers”; and each individually, a “Non-Corporate Issuer”):

(a)   Pledgor hereby represents and warrants that, as of the date hereof, neither of the Non-Corporate Issuers have “opted-in” to Article 8 of the Uniform Commercial Code as adopted in the jurisdiction in which such Non-Corporate Issuer is organized from time to time (the “Applicable Code”) with respect to the equity interests issued by such Non-Corporate Issuer and the equity interests issued by each Non-Corporate Issuer are not “securities” for purposes of and as governed by and defined in Article 8 of the Applicable Code; and

(b)   Pledgor hereby covenants and agrees that it shall not cause or permit either Non-Corporate Issuer to “opt-in” to Article 8 of the Applicable Code or take any action that, under Article 8 of the Applicable Code, would convert such equity interests into “securities” for purposes of and as governed by and defined in Article 8 of the Applicable Code without (i) causing such Non-Corporate Issuer thereof to issue to Pledgor and promptly deliver to Secured Party certificates or instruments evidencing such equity interests and (ii) taking such other action as may be reasonably requested by Secured Party with respect to its rights as Secured Party applicable to such equity interests.

6.           Pledgor hereby authorizes Secured Party to file UCC-1 initial financing statements listing Pledgor as the “debtor” and Secured Party as the “secured party” and giving a description of the Pledged Collateral as the “collateral” covered by such financing statement in such jurisdictions, and to file any and all amendments thereto and continuations thereof and, as Secured Party may from time to time determine to be necessary, prudent or desirable in order to perfect any security interest granted hereunder under the Uniform Commercial Code as enacted in any jurisdiction applicable to the perfection and/or enforcement of Secured Party’s lien in the Pledged Collateral (the “Code”), all whether or not Pledgor has signed or authenticated any such financing statement, amendment or continuation.  Pledgor hereby represents and warrants that, as of the date hereof:  (i) it is an entity of the type indicated with respect to it in the preamble to this Agreement, (ii) it is organized under the laws of the jurisdiction indicated with respect to it in the preamble to this Agreement and not under the laws of any other or additional jurisdiction, (iii) the full legal name of Pledgor as reflected in its Organizational Documents as filed with the Secretary of State of its jurisdiction of organization is as set forth in the preamble to this Agreement, and (iv) the notice address specified in the Loan Agreement is a valid mailing address of Pledgor.

7.           If an Event of Default occurs and is continuing under the Loan Agreement, then Secured Party may, at its sole option, exercise from time to time with respect to the Pledged Collateral any and/or all rights and remedies available to it hereunder, under the Code, or otherwise available to it, at law or in equity, including, without limitation, the right to dispose of the Pledged Collateral at public or private sale(s) or other proceedings, and Pledgor agrees that, if permitted by law, Secured Party or its nominee may become the purchaser at any such sale(s).

8.           (a)  In addition to all other rights granted to Secured Party herein, under the Code or otherwise available at law or in equity, Secured Party shall have the following rights, each of which may be exercised at Secured Party’s sole discretion (but without any obligation to do so), at any time following the occurrence and during the continuance of an Event of Default under the Loan Agreement, without further consent of Pledgor: (i) transfer the whole or any part of the Pledged Collateral into the name of itself or its nominee or to conduct a sale of the Pledged Collateral pursuant to the Code or pursuant to any other applicable law; (ii) vote the Pledged Collateral; (iii) notify the persons obligated on any of the Pledged Collateral to make payment to Secured Party of any amounts due or to become due thereon; and (iv) release, surrender or exchange any of the Pledged Collateral at any time, or to compromise any dispute with respect to the same.  Secured Party may proceed against the Pledged Collateral, or any other collateral securing the Obligations, in any order, and against Pledgor and any other obligor, jointly and/or severally, in any order to satisfy the Obligations.  Pledgor waives and releases any right to require Secured Party to first collect any of the Obligations secured hereby from any other collateral of Pledgor or any other party securing the Obligations under any theory of marshalling of assets, or otherwise.  Any and all dividends, distributions, interest declared, distributed or paid and any proceeds of the Pledged Collateral which are received by Pledgor following the occurrence and during the continuance of an Event of Default under the Loan Agreement shall be (i) received in trust for the benefit of Agent and the Lenders; (ii) segregated from the other property and funds of Pledgor; and (iii) forthwith delivered to Secured Party as Pledged Collateral in the same form as received (with any necessary documents, endorsements or assignments in blank with guaranteed signatures).  All rights and remedies of Secured Party are cumulative, not alternative.

  (b)     Pledgor hereby irrevocably appoints Secured Party its attorney-in-fact, subject to the terms hereof, following the occurrence and during the continuance of an Event of Default under the Loan Agreement, at Secured Party’s option, (i) to effectuate the transfer of the Pledged Collateral on the books of the Issuer thereof to the name of Secured Party or to the name of Secured Party’s nominee, designee or transferee; (ii) to endorse and collect checks payable to Pledgor representing distributions or other payments on the Pledged Collateral; and (iii) to carry out the terms and provisions hereof.  Pledgor acknowledges and agrees that Secured Party shall be authorized at any time to provide a copy of this Agreement to any Issuer as evidence that Secured Party has been given the foregoing power of attorney.

9.           The proceeds of any Pledged Collateral received by Secured Party at any time, whether from the sale of Pledged Collateral, collections in respect thereof or otherwise, shall be allocated and applied to the Obligations as provided for in the Loan Agreement and the Guarantor Security Documents.

10.         Pledgor recognizes that Secured Party may be unable to effect, or may effect only after such delay which would adversely affect the value that might be realized from the Pledged Collateral, a public sale of all or part of the Pledged Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended (“Securities Act”) or other applicable securities legislation in any other applicable jurisdiction and may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof.  Pledgor agrees that any such private sale may be at prices and on terms less favorable to Secured Party or the seller than if sold at public sales, and therefore recognizes and confirms that such private sales shall not be deemed to have been made in a commercially unreasonable manner solely because they were made privately.  Pledgor agrees that Secured Party has no obligation to delay the sale of any such securities for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act or other applicable securities legislation in any other applicable jurisdiction.

11.         In the event that any stock dividend, reclassification, readjustment or other change is made or declared in the capital structure of any Issuer on Schedule I attached hereto or Pledgor acquires or in any other manner receives additional shares of stock, membership/limited liability company interests, partnership interests or other Capital Stock in any such Issuer, or any option included within the Pledged Collateral with respect to the stock, membership/limited liability company interests, partnership interests or other Capital Stock of such Issuer is exercised, any and all such new, substituted or additional Capital Stock (together with all Related Rights associated therewith) issued by reason of any such change or exercise to Pledgor shall immediately and automatically become subject to this Agreement and the pledge and grant of a security interest created by Pledgor hereunder and Pledgor hereby grants a security interest in any such future Capital Stock (together with all Related Rights associated therewith) to Agent to secure the Obligations.  Any and all certificates issued to Pledgor with respect to any such new, substituted or additional Capital Stock shall be delivered to and held by Secured Party in the same manner as the Pledged Collateral originally pledged hereunder.  Immediately upon the issuance of any such Capital Stock, Pledgor shall deliver written notice of such issuance to Secured Party, which such written notice shall include an updated and amended Schedule I to this Agreement, which shall upon delivery be deemed to have amended and restated the previously effective version of such Schedule I.

12.         Until the earlier of (i) the time Secured Party notifies Pledgor in writing after the occurrence and during the continuance of any Event of Default under the Loan Agreement of the exercise of Secured Party’s rights under this Section 12 or (ii) the occurrence of any Event of Default under Sections 7.1(F) or 7.1(G) of the Loan Agreement in which case no notice or other affirmative action shall be required by Secured Party (a “Triggering Event”), Pledgor shall retain the sole right to vote the Pledged Collateral and exercise all rights of ownership and/or management with respect to all corporate/limited liability company/partnership questions for all purposes not in violation of the terms hereof.  Upon any such Triggering Event, Pledgor shall have no further rights to and shall not exercise any such voting or other ownership and/or management rights with respect to the Pledged Collateral, and all such rights shall be thereafter exercisable only by Secured Party (regardless of whether Secured Party shall have taken title to such Pledged Collateral and/or otherwise exercised any of its rights and remedies with respect to the Pledged Collateral and even prior to any such exercise).   Without limiting the generality of the foregoing, with respect to any Issuer that is a limited liability company or partnership, the voting and other ownership and/or management rights which Secured Party may exercise upon exercise of its rights under this Section 12 shall include (i) the right to replace any “managing member” or “manager” and/or any “general partner” (including in any such case Pledgor in any such capacity), as applicable, of any such limited liability company or partnership Issuer (and, if necessary in connection with the foregoing, the power to amend the limited liability company operating agreement or partnership agreement, as applicable, of any such limited liability company or partnership Issuer to effectuate such replacement) and (ii) if Pledgor is a general partner or managing member of any such limited liability company or partnership Issuer, to act as such general partner or managing member of any such Issuer with respect to any and all business matters relating to the applicable Issuer and/or its property and businesses for all purposes under the Organizational Documents of such Issuer and/or under the applicable limited liability company or partnership laws of the jurisdiction of organization of such Issuer.

(a)   In furtherance of the foregoing, Pledgor hereby irrevocably appoints Secured Party its attorney-in-fact with full power of substitution and in the name of Pledgor, and hereby gives and grants to Secured Party an irrevocable and exclusive proxy for and in Pledgor’s name, place and stead, to exercise under such power of attorney and/or under such proxy any and all such voting or other ownership and/or management rights with respect to the Pledged Collateral of any Issuer with respect to any and all business matters relating to the applicable Issuer and/or its property and businesses, in each case exercisable only following the occurrence and during the continuance of any Triggering Event.  The power of attorney and proxy granted and appointed in this Section 12 shall include the right to sign Pledgor’s name (as a holder of any Equity Interest and/or as a member or partner in any applicable Issuer) to any consent, certificate or other document relating to the exercise of any and all such voting or other ownership and/or management rights with respect to the Pledged Collateral that applicable law or the Organizational Documents of the applicable Issuer(s) may permit or require, to cause the Pledged Collateral to be voted and/or such other ownership and/or management right to be exercised in accordance with the preceding sentence.  Pledgor hereby represents and warrants that there are no other proxies and powers of attorney with respect to the Pledged Collateral of any Issuer that Pledgor may have granted or appointed which remain in effect (except as set forth in Section 13 below); and no Pledgor will give a subsequent proxy or power of attorney or enter into any other voting agreement with respect to the Pledged Collateral of any Issuer (except as set forth in Section 13 below) and any attempt to do so shall be void and of no effect. Pledgor agrees that each Issuer shall be fully protected in complying with any instructions given by Secured Party under such power of attorney and/or recognizing and honoring any exercise by Secured Party of such proxy.  Pledgor acknowledges and agrees that Secured Party shall be authorized at any time to provide a copy of this Agreement to any Issuer as evidence that Secured Party has been given the foregoing power of attorney and proxy.  The proxies and powers of attorney granted by the Pledgor pursuant to this Section 12 are coupled with an interest and are given to secure the performance of the Obligations.

13.         In addition to and without limiting the generality of the foregoing, solely with respect to Article 8 Matters (as defined below), Pledgor hereby irrevocably appoints Secured Party its attorney-in-fact with full power of substitution and in the name of Pledgor, and hereby gives and grants to Secured Party an irrevocable and exclusive proxy for and in Pledgor’s name, place and stead, to exercise under such power of attorney and/or under such proxy any and all such voting or other ownership and/or management rights with respect to the Pledged Collateral of any Issuer with respect to any and all Article 8 Matters, which power of attorney and proxy are exercisable and effective at any and all times from and after the date of this Agreement.  The power of attorney and proxy granted and appointed in this Section 13 shall include the right to sign the applicable Pledgor’s name (as a Secured Party of any equity interest and/or as a member or partner in any applicable Issuer) to any consent, certificate or other document relating to the exercise of any and all such voting or other ownership and/or management rights with respect to Article 8 Matters pertaining to any Issuer that applicable law or the Organizational Documents of the applicable Issuer(s) may permit or require, to cause the Pledged Collateral to be voted and/or such other ownership and/or management right to be exercised in accordance with the preceding sentence.   Pledgor hereby represents and warrants that there are no other proxies and powers of attorney with respect to Article 8 Matters pertaining to any Issuer; and no Pledgor will give a subsequent proxy or power of attorney or enter into any other voting agreement with respect to Article 8 Matters pertaining to any Issuer and any attempt to do so shall be void and of no effect. Pledgor agrees that each Issuer shall be fully protected in complying with any instructions given by Secured Party under such power of attorney and/or recognizing and honoring any exercise by Secured Party of such proxy.  Pledgor acknowledges and agrees that Secured Party shall be authorized at any time to provide a copy of this Agreement to any Issuer as evidence that Secured Party has been given the foregoing power of attorney and proxy.   The proxies and powers of attorney granted by the Pledgor pursuant to this Section 13 are coupled with an interest and are given to secure the performance of the Obligations.  As used herein, “Article 8 Matter” means any action, decision, determination or election by any applicable non-corporate Issuer or the member(s) or partner(s) or other equity holders of such non-corporate Issuer that its membership interests, partnership interests or other equity interests, or any of them, either (i) be, or cease to be, a “security” as defined in and governed by Article 8 of the Uniform Commercial Code or (ii) be, or cease to be, certificated, and all other matters related to any such action, decision, determination or election.  The proxies and powers granted by the Pledgor pursuant to this Section 13 are coupled with an interest and are given to secure the performance of the Obligations.

14.         Secured Party shall have no obligation to take any steps to preserve, protect or defend the rights of Pledgor or Secured Party in the Pledged Collateral against other parties.  Secured Party shall have no obligation to sell or otherwise deal with the Pledged Collateral at any time for any reason, whether or not upon request of Pledgor, and whether or not the value of the Pledged Collateral, in the opinion of Secured Party or Pledgor, is more or less than the aggregate amount of the Obligations secured hereby, and any such refusal or inaction by Secured Party shall not be deemed a breach of any duty which Secured Party may have under law to preserve the Pledged Collateral.  Except as provided by applicable law, no duty, obligation or responsibility of any kind is intended to be delegated to or assumed by Secured Party at any time with respect to the Pledged Collateral.

15.         To the extent Secured Party is required by law to give Pledgor prior notice of any public or private sale, or other disposition of the Pledged Collateral, Pledgor agrees that ten (10) days prior written notice to Pledgor shall be a commercially reasonable and sufficient notice of such sale or other intended disposition.  Pledgor further recognizes and agrees that if the Pledged Collateral, or a portion thereof, threatens to decline speedily in value or is of a type customarily sold on a recognized market, Pledgor shall not be entitled to any prior notice of sale or other intended disposition with respect to such Pledged Collateral (or applicable portion thereof).

16.         Pledgor shall indemnify, defend and hold harmless Secured Party from and against any and all claims, losses and liabilities resulting from any breach by Pledgor of Pledgor’s representations and covenants under this Agreement, other than as a result of the gross negligence or willful misconduct of Secured Party.  Without contradicting or limiting the generality of the foregoing, the provisions of Section 9.4 of the Loan Agreement are applicable to this Agreement and are incorporated herein by reference.

17.         Except as and if expressly provided otherwise under the Loan Agreement or any of the Loan Documents relating to the Loan Agreement, Pledgor (acting solely in its capacity as Pledgor hereunder and without waiving or affecting any rights Pledgor may have (if any) in its capacity as a party to the Loan Agreement) hereby waives to the extent permitted by law: (a) all errors, defects and imperfections in connection with any proceedings hereunder or in connection with any of the Obligations, including without limitation, any action by Agent and/or any Lender in replevin, foreclosure or other court process or in connection with any other action related to the Obligations or the transactions contemplated hereunder; (b) presentment for payment and protest; (c) notice of acceptance of this Agreement; (d) notice of the existence and incurrence from time to time of any Obligations under the Loan Agreement and the Guarantor Security Documents; (e) notice of the existence of any Event of Default or Default, the making of demand, or the taking of any action by Secured Party under the Loan Agreement; (f) any requirement for bonds, security or sureties required by statute, court rule or otherwise; (g) any demand for possession of the Pledged Collateral prior to the commencement of any suit; and (h) demand and default hereunder.

18.         [Reserved].

19.         This Agreement shall remain in full force and effect and shall not be limited, impaired or otherwise affected in any way by reason of (a) any delay in making demand on Pledgor for or delay in enforcing or failure to enforce, performance or payment of Pledgor’s obligations, (b) any failure, neglect or omission on Secured Party’s part to perfect any lien upon, protect, exercise rights against, or realize on, any property of Pledgor or any other party securing the Obligations, (c) any failure to obtain, retain or preserve, or the lack of prior enforcement of, any rights against any person or persons or in any property, (d) the invalidity or unenforceability of any Obligations or rights in any Collateral under the Loan Agreement or the Loan Documents relating to the Loan Agreement including, without limitation, the Guarantor Security Documents, (e) the existence or nonexistence of any defenses which may be available to the Pledgor with respect to the Obligations under the Loan Agreement and the Guarantor Security Documents or (f) the commencement of any bankruptcy, reorganization, liquidation, dissolution or receivership proceeding or case filed by or against Pledgor.

20.         Pledgor covenants and agrees that Pledgor shall not sell, dispose of or otherwise transfer any of the Pledged Collateral, nor grant or permit to exist any Lien, security interest, judgment lien, levy, garnishment or other charge or encumbrance of any kind or nature on or with respect to any of the Pledged Collateral unless and to the extent expressly permitted under the Loan Agreement.

21.         No failure or delay by Secured Party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein and therein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

22.         This Agreement constitutes the entire agreement between the parties hereto regarding the subject matter hereof and may be modified only by a written instrument signed by Pledgor and Secured Party.

23.         THIS AGREEMENT AND ALL MATTERS RELATING HERETO AND/OR ARISING HEREFROM (WHETHER ARISING UNDER CONTRACT LAW, TORT LAW OR OTHERWISE) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLIED TO CONTRACTS TO BE PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK.  Any judicial proceeding brought by or against Pledgor with respect to this Agreement may be brought in any federal or state court of competent jurisdiction in the City of New York, Borough of Manhattan, State of New York, United States of America, and, by execution and delivery of this Agreement, Pledgor accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement.  Pledgor hereby waives personal service of any and all process upon it and consents that all such service of process may be made by registered or certified mail (return receipt requested) directed to Pledgor at its notice address under this Agreement as provided for in Section 24 below and service so made shall be deemed completed five (5) days after the same shall have been so deposited in the mails of the United States of America. Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of Secured Party to bring proceedings against Pledgor in the courts of any other jurisdiction.  Pledgor waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens.  Pledgor waives the right to remove any judicial proceeding brought against Pledgor in any state court to any federal court.  Any judicial proceeding by Pledgor against Secured Party involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Agreement or any related agreement, shall be brought only in a federal or state court located in the City of New York, Borough of Manhattan, county of New York, State of New York, United States of America.

24.         If any part of this Agreement is contrary to, prohibited by, or deemed invalid under applicable laws or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

25.         Any notices which any party may give to another hereunder shall be given to such party in the manner, by the methods and to the addresses provided for under Section 9.6 of the Loan Agreement.

26.         This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns, except that Pledgor may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Agent and each Lender.

27.         EACH OF PLEDGOR AND SECURED PARTY (BY ITS ACCEPTANCE HEREOF) HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF PLEDGOR AND SECURED PARTY WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND PLEDGOR AND SECURED PARTY (BY ITS ACCEPTANCE HEREOF) HEREBY CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT PLEDGOR OR SECURED PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF PLEDGOR AND SECURED PARTY TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

28.         The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

29.         Time is of the essence in Pledgor’s performance under this Agreement.

30.         All exhibits and schedules attached hereto are hereby made a part of this Agreement.

 [Signatures on Following Page]

IN WITNESS WHEREOF, this Pledge Agreement has been executed and delivered as of the date first set forth above.

ADEX CORPORATION

By:	/s/ Lawrence M. Sands
Name:	Lawrence M. Sands
Title:	Senior Vice President

EXHIBIT A

Pledge Acknowledgment

THIS STATEMENT IS NEITHER A NEGOTIABLE INSTRUMENT NOR A SECURITY.

ADEX CORPORATION
2500 N. Military Trail
Boca Raton, FL 33431
Attention: Lawrence Sands, S.V.P.

MidMarket Capital Partners, LLC
301 E. Fourth Street, 27th Floor
Cincinnati, OH  45202
Attention: Joseph Haverkamp

On the ___ day of March 2013, the undersigned, ENVIRONMENTAL REMEDIATION AND FINANCIAL SERVICES, LLC, a New Jersey limited liability company (“Company”), registered on its books and records the pledge of all of the membership interests issued by Company now or hereafter owned by ADEX CORPORATION, a New York corporation (“Pledgor”), (collectively, the “Pledged Interests”) in favor of MIDMARKET CAPITAL PARTNERS, LLC, in its capacity as agent for certain lenders (in such capacity, together with its successors and assigns in such capacity, the “Secured Party”).  As of the date hereof, the Pledged Interests represent one hundred percent (100%) of the membership interests of any and all kinds and types issued by Company.  To Company’s knowledge, (including, without limitation, any information which may appear on Company’s books and records) there are no other pledges, security interests, liens, restrictions or adverse claims to which the Pledged Interests are, or may be, subject as of the date hereof.  Company hereby agrees Company will hereafter comply with instructions originated by Secured Party with respect to the Pledged Interests without further consent of Pledgor.

ENVIRONMENTAL REMEDIATION AND FINANCIAL SERVICES, LLC

By:
Name:
Title:

SCHEDULE I
Pledged Collateral

The following Pledged Collateral is hereby pledged by Pledgor to Secured Party pursuant to the Pledge Agreement to which this Schedule is attached:

A.           Pledged Shares

NONE

B.           Pledged Partnership Interests

NONE.

C.           Pledged Membership Interests

Pledgor	Name of Issuer	Jurisdiction of Formation of Issuer	Number of Membership Interests Currently Issued per Class(es)	Number of Membership Interests Currently Held by Pledgor by Class(es)	Percentage of Total Ownership In LLC Currently Held by Pledgor by Class(es)	Membership Interest Certificate Number(s) for Certificate(s)

ADEX Corporation	Environmental Remediation and Financial Services, LLC	New Jersey	N/A	N/A	100%	N/A